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                                                                    EXHIBIT 23.2



                 CONSENT OF INDEPENDENT REAL ESTATE APPRAISERS
                 ---------------------------------------------



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 of the Catellus Development Corporation Amended and Restated Executive Stock Option Plan and the Stock Option Agreement (Joseph R. Seiger), the Registration Statement on Form S-8 of the Catellus Development Corporation Profit Sharing & Savings Plan and Trust, the Registration Statements on Form S-8 of the Catellus Development Corporation Long Term Incentive Compensation Plan, Stock Purchase Program, Incentive Stock Compensation Plan and Stock Option Plan, the Registration Statement on Form S-8 of the Catellus Development Corporation Executive Stock Option Plan and the Registration Statement on Form S-8 of the Catellus Development Corporation 1995 Stock Option Plan (Nos. 33-58143, 33-38827, 33-42124, 33-49980 and 333-01215 respectively) of our report dated March 12, 1996, appearing as Exhibit 99.1 of this Form 10-K.



Landauer Associates, Inc.



/s/ JAMES C. KAFES                          /s/ JOHN F. BRENGLEMAN
- ------------------------                    ----------------------
James C. Kafes, MAI, CRE                    John F. Brengleman
Managing Director                           Senior Vice President


New York, NY
March 27, 1996